SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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PAREXEL International Corporation
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200 West Street, Waltham, Massachusetts 02451
Telephone: 781-487-9900
Fax: 781-487-0525

October 28, 2005
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of PAREXEL International Corporation (the “Company”) to be held at 2:30 p.m., Eastern Standard Time, Thursday, December 15, 2005, at the Museum of Our National Heritage located at 33 Marrett Road, Lexington, Massachusetts 02420.
      At this meeting, you will be asked to consider and vote upon the following matters:

(i)	The election of two Class I Directors to the Company’s Board of Directors, each to serve for a three-year term continuing until the annual meeting of stockholders in 2008 and until his successor is duly elected and qualified;

(ii)	To approve the Company’s 2005 Stock Incentive Plan;

(iii)	The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006; and

(iv)	The transaction of such other business as may properly come before the meeting or any postponements or adjournments thereof.
      The Board of Directors unanimously recommends that you vote FOR each of these proposals.
      Details regarding each of the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.
      Whether you plan to attend the meeting or not, please complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope. It is important that your shares be voted whether you attend the meeting in person or not. If you attend the meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation is greatly appreciated.

Very truly yours,

Josef H. von Rickenbach
Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1
ELECTION OF DIRECTORS
Class I Directors: Nominees for Election at the 2005 Annual Meeting of Stockholders
Class II Directors: Term Expires at the 2006 Annual Meeting of Stockholders
Class III Directors: Term Expires at 2007 Annual Meeting of Stockholders
CORPORATE GOVERNANCE
Corporate Governance Guidelines
Board Determination of Independence
Code of Business Conduct and Ethics
Meetings of the Board of Directors and its Committees
Director Candidates
Directors Attendance at Annual Meetings
EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT AND FINANCE COMMITTEE
EXECUTIVE COMPENSATION
EMPLOYMENT AGREEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
DIRECTORS’ COMPENSATION
Cash Fees
Stock Options
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
PROPOSAL 2 APPROVAL OF THE 2005 STOCK INCENTIVE PLAN
Description of the 2005 Plan
Federal Income Tax Consequences
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Fees
Audit Related Fees
Tax Fees
All Other Fees
Pre-Approval Policies and Procedures
EQUITY COMPENSATION PLAN INFORMATION
The 1998 Plan
OTHER MATTERS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
STOCKHOLDER PROPOSALS AND COMMUNICATIONS
EXPENSES AND SOLICITATION

200 West Street, Waltham, Massachusetts 02451
Telephone: 781-487-9900
Fax: 781-487-0525

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On December 15, 2005
To the Stockholders of PAREXEL International Corporation:
      Notice is hereby given that the Annual Meeting of Stockholders of PAREXEL International Corporation, a Massachusetts corporation (the “Company”), will be held at 2:30 p.m., Eastern Standard Time, on Thursday, December 15, 2005, at the Museum of Our National Heritage located at 33 Marrett Road, Lexington, Massachusetts 02420, to consider and vote upon the following matters:

1.	To elect two Class I Directors to the Company’s Board of Directors, each to serve for a three-year term continuing until the annual meeting of stockholders in 2008 and until his successor is elected and qualified;

2.	To approve the Company’s 2005 Stock Incentive Plan;

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006; and

4.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.
      The above items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting or at any adjournment thereof.
      Only stockholders of record at the close of business on October 17, 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All stockholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, however, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

Susan H. Alexander
Secretary
Waltham, Massachusetts
October 28, 2005

PROXY STATEMENT

October 28, 2005
      This Proxy Statement is being furnished by PAREXEL International Corporation, a Massachusetts corporation (“PAREXEL” or the “Company”) to holders of common stock, par value $.01 per share (“Common Stock”), of PAREXEL in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Stockholders of the Company to be held at 2:30 p.m., Eastern Standard Time, on Thursday, December 15, 2005, and at any adjournments or postponements thereof (the “Meeting”), at the Museum of Our National Heritage located at 33 Marrett Road, Lexington, Massachusetts 02420.
      The purpose of the Meeting is to consider and vote upon the following matters:

1.	To elect two Class I Directors to the Company’s Board of Directors, each to serve for a three-year term continuing until the annual meeting of stockholders in 2008 and until his successor is elected and qualified;

2.	To approve the Company’s 2005 Stock Incentive Plan;

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006; and

4.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.
      The Board has fixed the close of business on October 17, 2005 as the record date (the “Record Date”) for the determination of the Company’s stockholders entitled to notice of, and to vote at, the Meeting. Accordingly, only holders of record of Common Stock as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement thereof. As of the Record Date, 26,560,138 shares of the Company’s Common Stock were issued and outstanding.
      The Company’s 2005 Annual Report is being mailed with this Proxy Statement on or about October 28, 2005 to all stockholders entitled to vote at the Meeting.
      A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005 as filed with the Securities and Exchange Commission (the “SEC”), except for exhibits, will be furnished without charge to any stockholder upon written or oral request to PAREXEL International Corporation, 200 West Street, Waltham, Massachusetts 02451, Attention: Investor Relations; telephone: 781-434-4118.

      The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Meeting or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy unless the stockholder affirmatively revokes the proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to PAREXEL International Corporation, 200 West Street, Waltham, Massachusetts 02451, Attention: Secretary, at or before the taking of the vote at the Meeting.
      The persons named as attorneys in the proxy are officers of the Company. All properly executed proxies returned in time to be counted at the Meeting will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting.
      The representation in person or by proxy of the holders of at least a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business at the Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock voting is required for the election of the Class I Directors (Proposal 1). The affirmative vote of the holders of a majority of the shares of Common Stock voting is required to approve the Company’s 2005 Stock Incentive Plan (Proposal 2) and to ratify the selection of Ernst & Young LLP as the Company’s registered public accounting firm (Proposal 3).
      Shares which abstain from voting or do not vote on one or more matters, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to one or more particular matters (“broker non-votes”), will be counted for purposes of a quorum, but will not be counted as votes in favor of any matter. Such shares will also not be counted as voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting on Proposals 1, 2 and 3 at the Meeting.
      The Board knows of no other matters to be presented at the Meeting. If any other matters are properly presented for consideration at the Meeting (or any adjournment or postponements thereof), the persons named in the enclosed form of proxy and voting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information known to the Company regarding beneficial ownership of the Company’s Common Stock as of September 30, 2005 (unless otherwise indicated) (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each current Director of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table on page 17, and (iv) by all current Directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

	Shares Beneficially	Percentage of Shares
Name of Beneficial Owner(1)	Owned(2)	Beneficially Owned(2)

Third Avenue Management, LLC(3)	3,907,662	14.73%
Wellington Management Company, LLP(4)	3,407,100	12.84%
Barclays Global Fund Advisors(5)	1,592,657	6.06%
Vanguard Specialized Funds — Vanguard Health Care Fund(6)	1,570,200	6.04%
Franklin Advisers, Inc.(7)	1,506,623	5.73%
Snyder Capital Management, L.P.(8)	1,363,218	5.19%
A. Dana Callow, Jr.(9)	95,668	0.4%
A. Joseph Eagle(10)	31,351	0.1%
Patrick J. Fortune, Ph.D.(11)	50,235	0.2%
Richard L. Love(12)	22,336	0.1%
Serge Okun(13)	104,669	0.4%
William U. Parfet(14)	42,701	0.2%
Josef H. von Rickenbach(15)	464,752	1.7%
Kurt A. Brykman(16)	50,000	0.2%
Mark A. Goldberg, M.D.(17)	25,837	0.1%
James F. Winschel, Jr.(18)	167,343	0.6%
Carl A. Spalding(19)	42,000	0.2%
All executive officers and Directors as a group (13 persons)(20)	1,280,515	4.6%

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o PAREXEL International Corporation, 200 West Street, Waltham, Massachusetts 02451.

(2)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. The number of shares deemed beneficially owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares issuable pursuant to stock options held by the respective person or group that may be exercised within 60 days after September 30, 2005 (“Presently Exercisable Stock Options.”) In calculating the percentage of shares of Common Stock beneficially owned by each person or entity listed, the number of shares of Common Stock deemed outstanding includes: (i) 26,560,138 shares of Common Stock outstanding as of September 30, 2005; and (ii) shares issuable pursuant to Presently Exercisable Stock Options, as set forth below.

(3)	The mailing address for this entity is 767 Third Avenue, New York, New York 10017. Shares beneficially owned are stated as of June 30, 2005, as reflected in a Schedule 13F-HR filed with the SEC. This entity is a registered investment company, has sole voting authority with regard to 3,763,522 of these shares and no voting authority with regard to 144,140 of these shares.

(4)	The mailing address for this entity is 75 State Street, Boston, Massachusetts 02109. Shares beneficially owned are stated as of June 30, 2005, as reflected in a Schedule 13-F filed with the SEC. This entity has sole voting power with regard to 1,719,200 of these shares, shared voting power with regard to 42,700 of these shares and no voting power with regard to 1,645,200 of these shares. This entity is a registered investment adviser.

(5)	The mailing address for this entity is 45 Fremont Street, San Francisco, California 94105. Shares beneficially owned are stated as of June 30, 2005, as reflected in a Schedule 13-F filed with the SEC. This entity is a registered investment company, has sole voting authority with regard to 1,457,465 of these shares and no voting authority with regard to 135,192 of these shares.

(6)	The mailing address for this entity is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Shares beneficially owned are stated as of December 31, 2004, as reflected in a Schedule 13-G/ A filed with the SEC. This entity is a registered investment company and has sole voting and shared investment power with regard to all of these shares.

(7)	The mailing address for this entity is One Franklin Parkway, San Mateo, California 94403. Shares beneficially owned are stated as of June 30, 2005, as reflected in a Schedule 13-F filed with the SEC. This entity is a registered investment company.

(8)	The mailing address for this entity is 350 California Street, Suite 1460, San Francisco, California 94104. Shares beneficially owned are stated as of June 30, 2005, as reflected in a Schedule 13-F filed with the SEC. This entity is a registered investment company, has sole voting authority with regard to 2,500 of these shares, shared voting authority with regard to 1,218,818 of these shares and no voting authority with regard to 141,900 of these shares.

(9)	Consists of shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(10)	Consists of shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(11)	Includes 46,666 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(12)	Includes 17,836 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(13)	Includes 100,669 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(14)	Includes 31,001 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(15)	Includes 328,750 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(16)	Consists of shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(17)	Includes 22,725 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(18)	Includes 142,500 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options, 200 shares of Common Stock owned by spouse and 3,600 shares of Common Stock held as custodian for children.

(19)	Consists of shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(20)	Includes 1,074,316 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.
      There are no material legal proceedings to which any Director, executive officer, affiliate or owner of record or beneficially of more than 5% of PAREXEL common stock, or any associate of any such individuals or entities, is a party adverse to PAREXEL or any of its subsidiaries or has a material interest adverse to PAREXEL or any of its subsidiaries.
PROPOSAL 1
ELECTION OF DIRECTORS
      In accordance with the Company’s Restated Articles of Organization and Section 8.06(b) of Chapter 156D of the Massachusetts General Laws, the Company’s Board is divided into three classes: the Class I, Class II and Class III Directors. The term of office of each class of Directors is three years, with one class of Directors being elected at each Annual Meeting of Stockholders. The Class I Directors’ terms will expire at this Meeting. The two nominees for Class I Directors are Patrick J. Fortune and William U. Parfet. The information below sets forth for each member of the Board, including the Class I nominees for election at the Meeting, such person’s age, principal occupations during the past five years and certain other information.
      All shares of Common Stock that are entitled to vote and are represented at the Meeting by properly executed proxies received prior to or at the Meeting and not duly and timely revoked, will be voted at such Meeting in accordance with the instructions indicated in such proxies. Shares represented by all proxies received by the Board and not marked so as to withhold authority to vote for the nominees to the Board will be voted (unless a nominee is unable or unwilling to serve) by persons named in the enclosed proxy, James F. Winschel, Jr. and Susan H. Alexander, FOR the election of the nominees named below. The election of the Directors will be determined by the affirmative vote of the holders of a plurality of the shares of common stock voting at the Meeting. The Company’s Nominating and Corporate Governance Committee has nominated the persons named below for election as Directors of the Company. Each nominee is presently serving as a Director and has consented to being named in this proxy statement and to serve if elected. If for any reason any nominee should become unavailable for reelection prior to the Meeting, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently expected that any of the nominees will be unavailable for election.

      No Director is related by blood, marriage or adoption to any other Director or any executive officer of PAREXEL.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS I DIRECTOR NOMINEES NAMED BELOW.
Class I Directors: Nominees for Election at the 2005 Annual Meeting of Stockholders
      Patrick J. Fortune, Ph.D., 58, was elected a Director of the Company in June 1996 and is Chairman of the Compensation Committee of the Board and a member of the Audit and Finance Committee of the Board. Since September 2001, Dr. Fortune has served as a Partner of Boston Millennia Partners III Limited Partnership, a venture capital firm, and since September 2001 has served as Executive Chairman of Knowledge Impact Systems, Inc., a software end user training company. From April 1999 to June 2001, he served as President, Chief Operating Officer and a director of New Era of Networks, Inc., an internet software and services company. From October 1995 to March 1999, Dr. Fortune was Vice President, Information Technology and Chief Information Officer of Monsanto Company, an agricultural, pharmaceutical and health products company. From August 1994 to July 1995, Dr. Fortune was President and Chief Operating Officer, Chief Information Officer and a member of the Board of Directors of Coram Healthcare Corporation, a medical therapy services company. From December 1991 to August 1994, Dr. Fortune was Corporate Vice President, Information Management at Bristol-Myers Squibb, a pharmaceutical company. Prior to that, Dr. Fortune was Senior Vice President and General Manager of Packaging Corporation of America, a subsidiary of Tenneco, and held several management positions with Baxter International, Inc., including: Corporate Vice President; President, Parenteral Products Division; Vice President, Research and Development; and Vice President, Information Services.
      William U. Parfet, 58, was elected a Director of the Company in June 2001 and is Chairman of the Audit and Finance Committee of the Board and a member of the Nominating and Corporate Governance Committee of the Board. Since May 1999 Mr. Parfet has served as the Chairman and Chief Executive Officer of MPI Research, Inc., Mattawan, Michigan, a research laboratory conducting risk assessment toxicology studies. From October 1995 to May 1999, he served as Co-Chairman of MPI Research, LLC and from 1993 to 1996 as President and Chief Executive Officer of Richard-Allan Medical Industries, a worldwide manufacturer of surgical products. Prior to that, he had served in a variety of positions at The Upjohn Company, a pharmaceutical company, most recently as Vice Chairman of the Board. He is a director of Stryker Corporation and Monsanto Company.
Class II Directors: Term Expires at the 2006 Annual Meeting of Stockholders
      A. Joseph Eagle, 58, was elected a Director of the Company in March 1998 and is a member of the Compensation Committee of the Board. Since September 2001, Mr. Eagle has served as Chairman of Blackspot Interactive Limited, a road safety products and services company in the United Kingdom. From April 2000 to September 2001, Mr. Eagle primarily acted as a private investor. From March 1998 to April 2000, Mr. Eagle served as President of the Company’s Medical Marketing Services Division and Managing

Director of PAREXEL MMS Europe Limited. From 1990 to March 1998, Mr. Eagle served as Managing Director and Chairman of PPS Europe Limited, a medical marketing services company, which was acquired by the Company in March 1998. Prior to 1985, Mr. Eagle served as Marketing Director of Ciba Geigy UK Ltd., a pharmaceutical company, and was a Vice President of both Pfizer Asia Management Centre and Pfizer Africa Middle East, a pharmaceutical company. Prior to his service at Pfizer, Mr. Eagle was a product manager at Wellcome International, a pharmaceutical company.
      Richard L. Love, 62, was elected a Director of the Company in September 2002 and is a member of the Compensation Committee of the Board. Since January 2003, Mr. Love has served as Chief Operating Officer of Translational Genomics Research Institute (TGen), a medical research organization, and from January 2002 to December 2004, he served as a director of ILEX Oncology, an oncology focused pharmaceutical company. From October 1994 to January 2002, Mr. Love served as President and Chief Executive Officer of ILEX Oncology. From 1991 to 1994, he served as Chief Operating Officer of the Cancer Therapy and Research Center, a cancer treatment center focused on the clinical evaluation of new agents. From 1983 to 1991, Mr. Love served as Chief Executive Officer of Triton Biosciences, Inc., a biotechnology company. Mr. Love currently serves as a director of Xilas Medical and Systems Medicine Inc., both development stage private companies.
      Serge Okun, 59, was elected a Director of the Company in November 1997 and is a member of the Compensation Committee of the Board. Since June 2003, Mr. Okun has primarily acted as a private investor. From August 1996 to June 2003, Mr. Okun served as President and Chief Executive Officer of PST International, and from August 1996 to July 2000, served as President of BMTS, both privately held ventures in health care technology. Prior to August 1996, Mr. Okun held several senior management positions including Corporate Executive Vice President and Corporate Senior Vice President at Dun & Bradstreet, in addition to various senior management positions at IMS International and A.C. Nielson Company, two companies constituting Dun & Bradstreet’s Marketing Information Services Division. At IMS International, Mr. Okun held several positions including President, Chief Executive Officer, Senior Vice President, President IMS America, President IMS France and General Manager IMS Canada. At A.C. Nielson Company, Mr. Okun was President and Chief Executive Officer. Mr. Okun was a director of Adidas AG from December 1995 to December 1998 and is currently a director of PST International.
Class III Directors: Term Expires at 2007 Annual Meeting of Stockholders
      A. Dana Callow, Jr., 53, was elected a Director of the Company in June 1986 and is the Presiding Director of the Board, a member of the Audit and Finance Committee of the Board and Chairman of the Nominating and Corporate Governance Committee of the Board. Since January 1997, Mr. Callow has served as the Managing General Partner of Boston Millennia Partners Limited Partnership and Boston Millennia Partners III Limited Partnership, both venture capital firms. Since 1983, Mr. Callow has also served as a general partner of several Boston Capital Ventures’ Limited Partnerships. He is a member of the Board of Trustees of Tufts University and the Board of Overseers of Tufts University School of Medicine. He is also a member of the Board of the Tuck Center for Private Equity and Entrepreneurship at Dartmouth College and

is a Director of Jobs for Massachusetts, a non-profit organization. He is currently a director of PHT Technologies, Inc., and several other private companies.
      Josef H. von Rickenbach, 50, founded PAREXEL in 1983 and has served as a Director, Chairman of the Board and Chief Executive Officer since 1983 and served as President from 1983 until April 2001. Mr. von Rickenbach presents regularly at North American and European investor and industry conferences, and pharmaceutical and other professional industry meetings. He was named the Ernst & Young 1997 New England Region Entrepreneur of the Year. Mr. von Rickenbach has also worked in the past for Schering-Plough, Inc., 3M (East), a division of 3M Company, and ERCO (now ENSECO), Inc., a diversified testing and technical consulting company. Mr. von Rickenbach received an M.B.A. from the Harvard University Graduate School of Business Administration and has an undergraduate degree from the College of Economics and Administration in Lucerne, Switzerland.
CORPORATE GOVERNANCE
      The Company’s Board has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. The Company’s Board has continued to review its governance practices in light of the Sarbanes-Oxley Act of 2002, new SEC rules and regulations and the listing standards of Nasdaq. This proxy describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the corporate governance guidelines (as reflected in its Board of Directors Charter and Corporate Governance Principles), committee charters and the code of conduct described below are available on the Company’s website at http://www.parexel.com under the category “Investor Relations-Corporate Governance.” Alternatively, you can request a copy of any of these documents by writing to PAREXEL International Corporation, 200 West Street, Waltham, Massachusetts 02451, Attention: Secretary.
Corporate Governance Guidelines
      The Board has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, include that:

•	the principal responsibility of the Directors is to oversee the management of the Company;

•	a majority of the members of the Board shall be independent Directors;

•	the independent Directors shall meet regularly in executive session;

•	Directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

•	new Directors participate in an orientation program and all Directors are expected to participate in continuing Director education on an ongoing basis; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.
Board Determination of Independence
      Under the Nasdaq rules that became applicable to the Company on October 31, 2004, a Director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. The Company’s Board of Directors has determined that none of Messrs. Callow, Eagle, Fortune, Love, Okun or Parfet has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that each of these Directors is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq rules.
Code of Business Conduct and Ethics
      The Company’s Board has adopted a Code of Business Conduct and Ethics. While no code of conduct can replace the thoughtful behavior of an ethical director, officer or employee, the Company feels the Code of Business Conduct and Ethics will, among other things, focus its Board and management on areas of ethical risk, provide guidance in recognizing and dealing with ethical issues, provide mechanisms to report unethical conduct and generally help foster a culture of honesty and accountability. Any amendment or waiver of the Code of Business Conduct and Ethics may only be made by the Board. A current copy of the Code of Business Conduct and Ethics is posted on the Company’s website, http://www.parexel.com under the category “Investor Relations-Corporate Governance.” Any future amendments to or waivers from the Code of Business Conduct and Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, and relates to any element of the code of ethics definition enumerated in paragraph (b) of Item 406 of Regulation S-K, will be promptly disclosed on a Form 8-K. In addition, copies of the Code of Business Conduct and Ethics are available to all stockholders upon request.
Meetings of the Board of Directors and its Committees
      The Board has the responsibility for establishing broad corporate policies and reviewing the Company’s overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its stockholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, Directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the Directors informed of the Company’s activities through regular reports and presentations at Board and committee meetings.
      The Board met 7 times during the fiscal year ended June 30, 2005. The Board has a standing Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each committee operates under a charter approved by the Board. Copies of the charters are available on the

Company’s website, http://www.parexel.com under the category “Investor Relations — Corporate Governance.”
      The Board has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the Nasdaq Stock Market that became applicable to the Company on October 31, 2004, including, in the case of all members of the Audit and Finance Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, all of the members of the Audit and Finance Committee are independent as defined by the Nasdaq rules that applied to the Company until October 31, 2004 and otherwise satisfy Nasdaq’s eligibility requirements for audit committee membership.
      The Audit and Finance Committee, which oversees the accounting and financial functions of the Company, met 15 times during the fiscal year ended June 30, 2005. The Audit and Finance Committee has a written charter, adopted on February 26, 2004, a copy of which was attached as Appendix A to the Company’s Proxy Statement dated October 25, 2004, on file with the SEC. The Audit and Finance Committee is responsible for assisting the Board of Directors’ oversight of: the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the qualifications and independence of the Company’s independent registered public accounting firm; and the performance of the Company’s internal audit function and independent registered public accounting firm. Messrs. Callow, Fortune and Parfet are the current members of the Audit and Finance Committee, with Mr. Parfet serving as its chairman. The Board has determined that Mr. Parfet is an “audit committee financial expert” as defined in Item 401(h)(2) of Regulation S-K of the Exchange Act and is independent as defined by Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.
      The Compensation Committee of the Board, which reviews and makes recommendations concerning executive compensation and reviews and approves option grants and administers the Company’s stock plans, met 3 times during the fiscal year ended June 30, 2005. Messrs. Eagle, Fortune, Love and Okun are the current members of the Compensation Committee, with Mr. Fortune serving as its chairman.
      The Nominating and Corporate Governance Committee of the Board has the following principal duties: (i) identify individuals qualified to serve as members of the Board; (ii) recommend to the Board the persons to be nominated by the Board for election as Directors at the annual meeting of stockholders; (iii) develop and recommend to the Board a set of corporate governance principles applicable to the Company; and (iv) oversee the evaluation of the Board and management.
      The members of the Nominating and Corporate Governance Committee are Messrs. Callow and Parfet, with Mr. Callow serving as its chairman. The Nominating and Corporate Governance Committee met 2 times during the fiscal year ended June 30, 2005.
      The Board also has a Presiding Director, an independent member whom: (i) chairs meetings of the independent Directors in executive session; (ii) meets with any Directors not adequately performing his or her duties; (iii) facilitates communications between members of the Board and the Chairman; (iv) works with the Chairman in the preparation of Board meeting agendas and determining the need for any special meetings;

and (v) consults with the Chairman regarding corporate governance and Board performance. Mr. Callow is the current Presiding Director of the Board.
      During the fiscal year ended June 30, 2005, all of the Company’s Directors attended at least 75% of the aggregate of the total number of meetings of the Board and all committees of the Board on which he served.
Director Candidates
      To be considered as a Director nominee by the Nominating and Corporate Governance Committee, an individual must have high personal and professional character and integrity, exceptional ability and judgment, experience in senior corporate management and demonstrated leadership skills, relevant industry knowledge, experience in international operations and markets and accounting/finance, sufficient time to devote to Company matters, and an ability to work with the other Directors to collectively serve the long-term interests of the stockholders. In addition to these minimum requirements, the Nominating and Corporate Governance Committee will also evaluate whether the nominee’s skills are complementary to the existing Directors’ skills, and the Board’s need for operational, management, financial, international, industry-specific or other expertise. The committee also evaluates whether the nominee meets the criteria set forth in the Nasdaq rules for independence.
      The Nominating and Corporate Governance Committee invites Board members to submit Director nominations. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, PAREXEL International Corporation, 200 West Street, Waltham, MA 02451. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. See “Stockholder Proposals and Communications” below. All nominees are evaluated by the Nominating and Governance Committee to determine whether they meet the minimum qualifications set forth above and whether they will satisfy the Board’s needs for specific expertise at that time. The Nominating and Corporate Governance Committee nominates persons for election as Directors at the Company’s annual meeting of stockholders.
      No stockholder has properly nominated anyone for election as a Director at this Meeting.
Directors Attendance at Annual Meetings
      All of the Directors attended the annual meeting of stockholders held on December 16, 2004. All of the Directors are expected to attend the Company’s annual meeting of stockholders on December 15, 2005, as required pursuant to the Company’s Board of Directors Charter and Corporate Governance Principles.

EXECUTIVE OFFICERS
      Executive officers serve at the discretion of the Board on an annual basis and serve until the first meeting of Directors following the next annual meeting of stockholders, or at such other meeting as the Directors determine in accordance with the Company’s By-laws, and until their successors have been duly elected and qualified. The current executive officers of the Company are as follows:

Name	Age	Position(s)

Josef H. von Rickenbach	50	Chairman of the Board and Chief Executive Officer
James F. Winschel, Jr.	56	Senior Vice President and Chief Financial Officer
Mark A. Goldberg, M.D.	45	President, Clinical Research Services and Perceptive Informatics
Kurt A. Brykman	48	President, PAREXEL Consulting and Medical Marketing Services
Michael E. Woehler, Ph.D.	60	Executive Vice President
Ulf Schneider, Ph.D.	48	Senior Vice President and Chief Administrative Officer
Susan H. Alexander	48	Senior Vice President, General Counsel and Secretary
      Josef H. von Rickenbach (please see “Election of Directors”).
      James F. Winschel, Jr. has served as Senior Vice President and Chief Financial Officer of the Company since June 2000. From January 1999 to May 2000, Mr. Winschel served as President of U.B. Vehicle Leasing, Inc., a subsidiary of The Bank of Tokyo Mitsubishi Ltd. (“BTM”). From December 1995 to September 1999, Mr. Winschel served as Executive Vice President and Chief Financial Officer of BTM Capital Corporation, another BTM subsidiary. From 1993 to 1995, Mr. Winschel served as Vice President-Finance for the Physician Services Division of Caremark International, Inc., a healthcare services company. From 1989 to 1993, he held a variety of executive positions at Whirlpool Financial Corporation, including Vice President and Managing Director of its commercial finance division and Vice President and Chief Financial Officer. Prior to 1989, Mr. Winschel had a 16 year career with General Electric Company and its subsidiaries, holding various positions including serving in the financial management ranks of General Electric Capital Corporation. Mr. Winschel received B.S. and M.B.A. degrees from Syracuse University.
      Mark A. Goldberg, M.D. has served as President, Perceptive Informatics since July 2000 and President, Clinical Research Services since June 2005. From July 1999 to July 2000, Dr. Goldberg served as Senior Vice President in the Company’s Clinical Research Services business and was responsible for managing the Advanced Technology and Informatics Group operating unit, which included IT applications support for both internal operations and external clients. Dr. Goldberg joined PAREXEL in 1997 as Vice President and established the Company’s medical imaging group. Prior to joining PAREXEL, Dr. Goldberg served as President and Director of WorldCare, Inc., a telehealth spin-off from Massachusetts General Hospital established in 1991. Dr. Goldberg received his undergraduate degree in Computer Science and Engineering from Massachusetts Institute of Technology, and received his M.D. degree from the University of Massachusetts Medical School.
      Kurt A. Brykman has served as President, PAREXEL Consulting and Medical Marketing Services since June 2005. From September 2004 to June 2005, Mr. Brykman served as President, PAREXEL Consulting. Prior to joining the Company, Mr. Brykman served as Vice President of the health care and non-foods consumer packaged goods practice area at EURO RSCG Meridian Consulting Group, a sales and marketing management consulting firm, from April 2000 to September 2004. From February 1988 to April 2000, he served as Vice President of the Customer Marketing Group of Schering-Plough, Inc., a pharmaceutical company. Mr. Brykman received his B.S. in mathematics and business from Michigan State University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.
      Michael E. Woehler, Ph.D. has served as Executive Vice President since June 2005 and served as President, Clinical Research Services, from January 2002 to June 2005. From August 2001 to January 2002, Mr. Woehler served as Senior Vice President-Clinical Research Services. From May 1999 to June 2001, he served as President and Chief Executive Officer of Mosaic Technologies, Inc., a privately owned DNA application technology marketing company. Prior to that, Mr. Woehler was with Pharmacia Biotech Inc., a biotechnology company, for 18 years, most recently serving, from January 1997 to February 1999, as President of Amersham Pharmacia Biotech Inc., its North American holding company subsidiary, and Vice President, Separations Business Area. Mr. Woehler received his B.A. in biology and chemistry from Northwestern University and a Ph.D. in immunology from Marquette University.
      Ulf Schneider, Ph.D. has served as Senior Vice President and Chief Administrative Officer of the Company since June 2000 and Managing Director of PAREXEL GmbH since 1996, and is responsible for coordination of world wide administrative activities of the Company. From 1990 to 1992, he served as Director of Finance and Administration of PAREXEL GmbH and from 1992 to 1996 he served as Vice President of Finance of PAREXEL GmbH. Prior to joining PAREXEL, Dr. Schneider held several financial management positions at Schering AG, a pharmaceutical company, in Germany and was an Assistant Professor of Banking and Finance at the Berlin Technical University. Dr. Schneider received his Masters degree in business administration and Ph.D. in business management from the Berlin Technical University.
      Susan H. Alexander has served as Senior Vice President, General Counsel and Secretary of the Company since September 2003. Prior to joining the Company, Ms. Alexander served as General Counsel and Secretary for IONA Technologies PLC, a software company, from June 2001 to September 2003. From January 1995 to June 2001, she served as Counsel for Cabot Corporation, a specialty chemical company. From 1990 to 1995, Ms. Alexander was a partner with the law firm of Hinckley Allen & Snyder of Boston, Massachusetts. Prior to joining Hinckley Allen & Snyder, Ms. Alexander was a partner with the law firm of Fine & Ambrogne of Boston, Massachusetts. Ms. Alexander received her B.A. from Wellesley College and received her J.D. from Boston University School of Law.
      No executive officer is related by blood, marriage or adoption to any other executive officer or any Director of PAREXEL.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      On August 22, 2005, PAREXEL acquired all of the shares held by minority stockholders of Perceptive Informatics, Inc. (“Perceptive”), its information technology subsidiary, and now owns all of the outstanding common stock of Perceptive. This acquisition was effected through a “short-form” merger of PIC Acquisition, Inc., an indirect subsidiary of PAREXEL and, prior to the merger, the owner of 97.8% of the outstanding common stock of Perceptive, with Perceptive. Under the terms of the merger, PAREXEL agreed to pay an aggregate of approximately $4.8 million in cash to the minority stockholders for their shares of common stock.
      In connection with the merger, the holders of shares of Perceptive common stock received $1.65 in cash for each share of Perceptive stock that they held. The executive officers and Directors of PAREXEL listed below held shares of Perceptive common stock prior to the merger. These executive officers and Directors received the following amounts with respect to their shares of Perceptive common stock.

Cash Merger
Executive Officer/Director	Consideration

A. Dana Callow, Jr.	$54,999
Mark A. Goldberg, M.D.	$44,001
Serge Okun	$57,750
Josef H. von Rickenbach	$110,001
James F. Winschel, Jr.	$109,999
      In addition, under the terms of the merger, PAREXEL assumed all outstanding stock options under Perceptive’s stock incentive plan. As a result, the holders of Perceptive stock options became entitled to receive upon exercise of such options $1.65 in cash, without interest, for each share of Perceptive common stock that was subject to such options immediately prior to the merger. None of the other terms and conditions of the Perceptive stock options were changed. The stock options will continue to be exercisable only upon payment of the exercise price of such options and to be subject to the vesting schedule to which such stock option were subject immediately prior to the merger.
      The executive officers and directors of PAREXEL listed below held in-the-money stock options to purchase Perceptive common stock immediately prior to the merger. The table below sets forth for each such executive officer and Director the maximum cash proceeds that each such executive officer and Director may receive upon exercise of such stock options assuming that these options vest in full (as determined by multiplying (i) the number of shares that were subject to such stock options immediately prior to the merger and (ii) an amount equal to the excess of $1.65 over the exercise price of such options).

Maximum Net
Executive Officer/Director	Cash Proceeds

A. Dana Callow, Jr.	$31,766
A. Joseph Eagle	$31,765
Patrick J. Fortune	$31,765
Mark A. Goldberg, M.D.	$655,400
Serge Okun	$31,765
Ulf Schneider, Ph.D.	$13,500
Carl A. Spalding	$90,000
Josef H. von Rickenbach	$317,700
James F. Winschel, Jr.	$18,000
      PAREXEL has also agreed to make payments totaling $1.6 million to certain employees of Perceptive on the first anniversary of the effective date of the merger, including $500,000.00 to Mark Goldberg, President, Clinical Research Services and Perceptive Informatics. There are no conditions to PAREXEL’s obligation to make these payments.
      The terms and conditions of the merger were established and approved by a special committee of the Board of Directors of PAREXEL consisting of Richard L. Love and William U. Parfet, two independent directors of PAREXEL having no interests in Perceptive.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the Company’s executive officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, Directors and greater-than-ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16 forms they file.
      Based solely on the information provided to it, the Company believes that during the fiscal year ended June 30, 2005 all of its officers, Directors and greater-than-ten-percent stockholders complied with all Section 16(a) filing requirements.

REPORT OF THE AUDIT AND FINANCE COMMITTEE
      The Audit and Finance Committee of the Company’s Board of Directors is composed of three members and acts under a written charter as noted above. All of the members of the Audit and Finance Committee are independent as defined under the rules of the Nasdaq Stock Market that became applicable to the Company on October 31, 2004, including the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the Audit and Finance Committee are independent as defined by the Nasdaq rules that applied to the Company until October 31, 2004 and otherwise satisfy Nasdaq’s eligibility requirements for audit committee membership. The Audit and Finance Committee held 15 meetings during the fiscal year ended June 30, 2005.
      The Audit and Finance Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended June 30, 2005 and has discussed with Ernst & Young LLP (“E&Y”) the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit and Finance Committees).
      The Audit and Finance Committee has received and reviewed the written disclosures and letter from E&Y required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit and Finance Committees), and has discussed with the auditors the auditors’ independence. The Audit and Finance Committee has also considered whether the provision of non-audit services to the Company by E&Y is compatible with maintaining E&Y’s independence.
      Based on the review and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2005.

Respectfully submitted by the Audit and Finance Committee:

William U. Parfet, Chairman
A. Dana Callow, Jr.
Patrick J. Fortune

EXECUTIVE COMPENSATION
      The following table sets forth certain information concerning the compensation of the Company’s Chief Executive Officer (the “CEO”) and the four other most highly compensated executive officers as of June 30, 2005 other than the CEO, in each case whose total salary and bonus exceeded $100,000 in fiscal 2005 (collectively, the “Named Executive Officers”) with respect to the Company’s last three completed fiscal years:
Summary Compensation Table

				Long-Term
				Compensation

		Annual Compensation		Number of
	Fiscal			Securities	All Other
Name and Principal Position	Year	Salary(1)	Bonus	Underlying Options	Compensation(2)

Josef H. von Rickenbach	2005	$464,437	—	40,000	$3,000
Chairman of the Board	2004	457,903	—	40,000	3,000
and Chief Executive Officer	2003	469,107	$162,000	—	3,000
Carl A. Spalding(3)	2005	$421,245	—	42,000	—
President and Chief Operating	2004	418,083	—	—	—
Officer	2003	404,083	$145,478	—	—
James F. Winschel, Jr.	2005	$285,000	$80,000		$3,000
Senior Vice President	2004	285,804	—	35,000	3,000
and Chief Financial Officer	2003	275,833	137,911	25,000	3,000
Mark A. Goldberg, M.D.(4)	2005	$334,662	$10,000	—	$3,000
President, Clinical Research Services and Perceptive Informatics	2004	245,751	49,350	—	3,000
Kurt A. Brykman(5)	2005	$242,750	$50,000	50,000	$4,831
President, PAREXEL Consulting and Medical Marketing Services

(1)	Includes payments for unused vacation time, if any.

(2)	Amounts shown represent employer contributions under the Company’s 401(k) plan during the fiscal year.

(3)	Mr. Spalding retired from the Company effective June 30, 2005.

(4)	Mr. Goldberg became an executive officer of the Company effective February 26, 2004.

(5)	Mr. Brykman became President, PAREXEL Consulting effective September 9, 2004.

      The following table sets forth information concerning stock options granted pursuant to the Company’s stock plans during the fiscal year ended June 30, 2005 to the Named Executive Officers.
Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation for
	Underlying	Granted to	Exercise		Option Term(1)
	Options	Employees in	Price Per	Expiration
Name	Granted(2)	Fiscal Year(3)	Share(4)	Date(5)	5%	10%

Josef H. von Rickenbach	40,000	14.13%	$19.62	11/17/12	$379,139	$903,919
Carl A. Spalding(6)	15,000	5.30	19.99	9/8/12	145,603	346,442
	27,000	9.54	20.84	12/15/12	274,439	651,867
James F. Winschel, Jr.	—	—	—	—	—	—
Mark A. Goldberg, M.D.	—	—	—	—	—	—
Kurt A. Brykman	50,000	17.67	19.99	9/8/12	485,343	1,154,807

(1)	Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Company’s Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Company’s Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(2)	These options are exercisable in four equal installments commencing one year from the date of grant.

(3)	Based on an aggregate of 283,000 shares subject to options granted in the fiscal year ended June 30, 2005 to employees of the Company.

(4)	The exercise price per share of these options was equal to the fair market value of the Company’s Common Stock on the date of grant.

(5)	The expiration date of these options is the eighth anniversary of the date of grant of these options.

(6)	Mr. Spalding retired effective June 30, 2005.

      The following table sets forth certain information concerning the shares of Common Stock acquired upon stock option exercises by the Named Executive Officers and the value realized upon such exercises during the year ended June 30, 2005, and the number and value of the shares of Common Stock, as well as the number of underlying options, held by the Named Executive Officers at June 30, 2005.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised,
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired	Value	Options at Fiscal Year-End		Fiscal Year-End(1)
	on Exercise	Realized
Name	(#)	($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Josef H. von Rickenbach	—	—	341,250	77,500	$1,760,804	$121,800
Carl A. Spalding	—	—	392,000	—	2,548,000	—
James F. Winschel, Jr.	—	—	127,500	42,500	1,226,238	230,563
Mark A. Goldberg, M.D.	9,775	$184,134	32,725	7,500	94,965	16,425
Kurt A. Brykman	—	—	50,000	—	—	—

(1)	Value is based on the difference between the option exercise price and the fair market value at June 30, 2005 ($19.82 per share as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the option.

(2)	Value realized is calculated based on the difference between the option exercise price and the closing market price of the Company’s Common Stock on the Nasdaq National Market on the date of the exercise, multiplied by the number of shares exercised.
EMPLOYMENT AGREEMENTS
      The Company and Josef H. von Rickenbach, Chairman and Chief Executive Officer, are parties to an Employment Agreement, dated December 6, 1999, as amended. This contract expires on December 6, 2005 and will automatically renew for additional three year periods, unless either party opts not to renew at least 90 days prior to the end of any applicable three year period. Under the terms of the agreement, in the event of termination by the Company by non-renewal of the agreement, all unexpired stock options held by Mr. von Rickenbach would vest and all other awards under any other long term incentive plan, whether vested or not, would be paid out in a lump sum. In addition, in the event of termination by the Company other than for “cause” (as defined in the agreement), or by Mr. von Rickenbach for “good reason” (as defined in the agreement), and not in connection with a “change of control” of the Company (as defined in the agreement), or for termination due to death or disability, Mr. von Rickenbach would be entitled to receive (i) continued payment of his then-current base salary, plus bonus payments and benefits, perquisites and services that otherwise would have been payable to him, for the next three years, (ii) the vesting of all unexpired stock options, and (iii) a lump sum payment for all other awards under any other long term incentive plan. In the event of termination by the Company other than for cause, or by Mr. von Rickenbach for good reason, during the period beginning 12 months prior to, and ending 18 months following, a change of control, Mr. von Rickenbach would be entitled to receive (i) the amount of base salary, bonuses and benefits, perquisites and services that would have been payable if he had remained an employee of the Company through the date of the change of control, (ii) the amount of base salary, bonus payments and benefits, perquisites and services that otherwise would have been payable to him for the three year period following the change of control, (iii) outplacement services and (iv) the vesting of all unexpired stock options. The agreement further provides that benefits will be supplemented by an additional payment to “gross up” Mr. von Rickenbach for any excise tax under the “golden parachute” tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”), unless the value of all payments to be received under this agreement would be greater when subjected to a specified cap (in which case the benefit payments will be so capped). The current rate of compensation for Mr. von Rickenbach under the agreement is $465,750 for an annual salary, with a bonus target of $279,450.
      The Company and James F. Winschel, Jr., Senior Vice President and Chief Financial Officer, are parties to an Executive Change of Control/ Severance Agreement dated April 3, 2001. Under the terms of the agreement, if Mr. Winschel’s employment is terminated without “cause” (as defined in the agreement), he would be entitled to receive a lump sum cash payment equal to 12 months of his base salary plus the pro rata share of the target bonus that would have been payable to him during the year in which termination occurs. If the Company terminates Mr. Winschel’s employment without cause during the period beginning nine months prior to, and ending 18 months following, a “change of control” of the Company (as defined in the agreement), or Mr. Winschel terminates his employment “for good reason” (as defined in the agreement) during the 18 month period following a change of control of the Company, Mr. Winschel would be entitled to receive (i) a lump sum cash payment equal to 12 months of his monthly salary plus the target bonus that would have been payable to him during the 12-month period following termination, (ii) accelerated vesting of both stock options and capital accumulation benefits and (iii) continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to any such termination. The agreement further provides that the benefits will be supplemented by an additional payment to “gross up” Mr. Winschel for any excise tax under the “golden parachute” tax provisions of the Code.
      The Company and Carl A. Spalding, former President and Chief Operating Officer, were parties to an Executive Change of Control/ Severance Agreement dated April 9, 2001. Under the terms of the agreement, if the Company terminated Mr. Spalding’s employment without “cause” (as defined in the agreement), Mr. Spalding would have been entitled to receive (i) a lump sum cash payment equal to 18 months of his monthly base salary plus the target bonus that would have been payable during the 18-month period following termination, (ii) pro-rata vesting of any stock options that would have vested on the next anniversary of the grant date of such option and (iii) continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to such termination. In the event his employment was terminated by the Company without cause during the period beginning nine months prior to, and ending 18 months following, a “change of control” of the Company (as defined in the Agreement), or Mr. Spalding terminated his employment for “good reason” (as defined in the agreement) during the 18 month period following a change of control of the

Company, Mr. Spalding was entitled to receive (i) a lump sum cash payment equal to 18 months of his monthly base salary plus the target bonus that would have been payable during the 18-month period following termination, (ii) accelerated vesting of both stock options and capital accumulation benefits, and (iii) continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to such termination. The agreement further provided that the benefits would be supplemented by an additional payment to “gross up” Mr. Spalding for any excise tax under the “golden parachute” tax provisions of the Code. Mr. Spalding retired effective June 30, 2005.
      On May 26, 2005, Carl A. Spalding, President and Chief Operating Officer of the Company, submitted his retirement notice to the Company, effective June 30, 2005. The Company and Mr. Spalding entered into a Consulting Agreement in connection with Mr. Spalding’s retirement, pursuant to which he will provide management consulting services to the Company from July 1, 2005 to October 31, 2005 at a rate mutually agreeable to the parties. The Consulting Agreement includes confidentiality, non-compete, non-solicitation and inventions assignment provisions.
      Each of the executive officers of the Company are bound by the terms of a Key Employee Confidentiality and Invention Agreement, pursuant to which confidential information proprietary to the Company obtained during the term of employment by the Company may not be disclosed by the employee during or subsequent to such term of employment, and pursuant to which the employee agrees not to compete with the business of the Company during, and for one year subsequent to, the term of employment.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The Compensation Committee consists of Messrs. Fortune, Eagle, Love and Okun, none of whom has been an officer or employee of the Company or any of its subsidiaries during the past three years. Messrs. Fortune, Love and Okun served on the Compensation Committee for the entire fiscal year ended June 30, 2005.
      No executive officer of the Company served as a member of the Compensation Committee (or other Board committee performing equivalent functions) of another entity, one of whose executive officers served as a Director of the Company.
DIRECTORS’ COMPENSATION
Cash Fees
      Non-employee members of the Board receive an annual lump sum payment of $30,000 as a Director and $7,500 for each Committee of the Board on which he serves as Chairman, payable in July of each year for service as a Director during the immediately preceding fiscal year ended June 30, pro-rated according to the length of any such service for such fiscal year if less than a full year. Non-employee Directors also receive: (i) $1,500 per day for each meeting of the Board attended in person, (ii) $750 per day for each meeting of the

Board attended by telephone conference call, (iii) $1,500 per day for each meeting of a Committee of the Board on which he or she serves attended in person and not held on the same day as, or the day before or after, a meeting of the Board; and (iv) $750 per day for each meeting of a Committee of the Board on which he or she serves either attended by telephone or held the day before or after a meeting of the Board.
Stock Options
      All non-employee Directors are eligible to receive option grants on a discretionary basis. In addition, each non-employee Director receives an option grant for 5,000 shares of Common Stock on every September 1 and March 1. During the fiscal year ended June 30, 2005, under this program, non-employee Directors were granted options to purchase an aggregate of 60,000 shares of Common Stock under the Company’s Second Amended and Restated 1995 Stock Option Plan (the “1995 Plan”). The exercise prices for these option grants ranged from $19.25 per share to $22.42 per share. The options granted to non-employee Directors have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and vest in three equal annual installments commencing on the first anniversary of the date of grant, unless a change in control of the Company occurs in which case they become fully exercisable. Mr. Eagle also receives medical insurance benefits from the Company worth approximately $2,000 per year.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      Overview. The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”). Pursuant to authority delegated by the Board of Directors, the Compensation Committee establishes each year the non-equity compensation of senior management; reviews, as appropriate, other compensation standards of the Company; and administers the Company’s 401(k) Savings and Retirement Plan. The Compensation Committee also, pursuant to authority delegated by the Board of Directors, establishes each year the equity compensation of senior management, reviews, as appropriate, equity compensation standards of the Company, and administers the Company’s various stock plans, including the Second Amended and Restated 1995 Stock Option Plan, 1998 Non-Qualified, Non-Officer Stock Option Plan, the 2000 Employee Stock Purchase Plan and the 2001 Stock Incentive Plan.
      The members of the Compensation Committee, all of whom are non-employee Directors, bring expertise in matters relating to executive compensation to their service on the Compensation Committee gained through their experience on other Boards of Directors of public and private companies, and through serving as senior executives at other companies. The current members of the Compensation Committee are Patrick J. Fortune, A. Joseph Eagle, Richard L. Love and Serge Okun.
      Procedure for Establishing Compensation. During fiscal year 2005, the Compensation Committee established the annual compensation for the Company’s executive officers, other than the CEO, based, in part, on recommendations of the Company’s Chief Executive Officer. The Committee reviewed the recommendations, taking into account the following factors: (i) external market data on executive compensation; (ii) the

Company’s performance; (iii) the individual’s contribution to the Company’s success; (iv) the competitive environment for the retention of executive talent; and (v) the internal equity of compensation levels among executive officers.
      Elements of Executive Compensation. The Company’s compensation policy for executive officers for the fiscal year ended June 30, 2005 was designed to achieve the following objectives: (i) to enhance profitability of the Company and align management’s long-term interests with those of the stockholders; (ii) to reward executives consistent with the Company’s annual and long-term performance goals; (iii) to recognize individual initiative and achievement and (iv) to provide competitive compensation that will attract and retain qualified executives.
      An executive officer’s compensation package includes: (i) base salary, which is based upon past performance of the individual and the Company, future corporate expectations and external market data, (ii) annual performance-based compensation, which is based upon achievement of pre-determined quantitative objectives of the Company and individual objectives, and (iii) long-term incentive compensation, in the form of stock options, granted with the objective of aligning executive officers’ long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period. In addition, the compensation program is comprised of various benefits, including medical, savings and insurance plans, the Company’s 2000 Employee Stock Purchase Plan and the Company’s 401(k) Savings and Retirement Plan, all of which are generally available to all employees of the Company.
      Base Compensation. Base salaries for executive officers are targeted at competitive market levels for their respective positions, levels of responsibility and experience. In setting base cash compensation levels for executive officers, the Compensation Committee generally takes into account such factors as: (i) the Company’s past financial performance and future expectations; (ii) the general and industry-specific business environment; (iii) the individual executive officer’s base compensation in the prior year; (iv) periodic published surveys, and data provided by an executive compensation consulting firm, of base compensation at comparable companies; (v) annual compensation increases at such companies; and (vi) corporate and individual performance. The Compensation Committee’s review of the foregoing factors is subjective and the Compensation Committee assigns no fixed value or weight to any specific factors when making its decisions regarding the salary of executive officers. For fiscal year 2005, base salaries and variable incentive compensation opportunities for executive officers of PAREXEL were targeted at levels which would cause total annual compensation (i.e., salary and bonus) of executive officers to average at approximately the median of compensation for officers of comparatively sized companies and for overall industry practice.
      Performance-Based Compensation. The Company’s performance-based compensation policies are designed to reward executive officers when the Company meets or exceeds pre-determined goals and are also based on various non-financial objectives such as the ability to recognize and pursue new business opportunities and initiate programs to enhance the Company’s growth and success. In establishing performance bonus formulas for the Company’s executive officers for fiscal year 2005, the Compensation Committee considered: (i) the annual base compensation of each individual, (ii) individual performance, (iii) the actual performance of the Company as compared with projected performance under the Company’s annual operating plan, (iv) the projected future performance of the Company, (v) the general business environment, (vi) periodically published surveys of performance compensation at comparable companies and (vii) surveys of performance compensation at comparable companies prepared at the direction of the Compensation Committee. The Compensation Committee’s review of the foregoing factors was subjective and the Compensation Committee did not assign a fixed value or weight to any specific factors when making its decisions regarding potential bonuses of executive officers.
      Executive Officers of the Company are eligible to participate in the Company’s Performance Bonus Plan. Each participating executive officer has a specific target award that is expressed as a percentage of his or her base salary paid in the fiscal year, ranging from 35% to 60%. The award is calculated based upon the financial performance of the participant’s business unit, total company performance, achievement of the participant’s individual goals, or a combination of the three. For fiscal year 2005, the executive officers of the Company were not paid any bonuses under that plan, although an aggregate of $140,000 was paid out to executive officers for fiscal 2005 in discretionary bonuses.
      Stock Options. Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Company’s Common Stock. The Board of Directors believes that stock option participation aligns executive officers’ interests with those of the Company’s stockholders. Stock options granted under the Company’s stock plans generally have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. Stock options granted to executive officers in fiscal year 2005 become exercisable in four equal annual installments.
      In awarding stock options, the Compensation Committee reviewed: (i) the overall compensation package of each executive officer; (ii) periodically published surveys of stock option awards at comparable companies; (iii) surveys of performance compensation at comparable companies prepared at the direction of the Compensation Committee; (iv) individual performance during the fiscal year in question; (v) the existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price and (vi) past financial performance and future expectations. For new executive officers, the Compensation Committee considers the general and industry-specific business environment and the expected contribution of the executive officer to the Company over the short and long term.
      In fiscal year 2005, executive officers of the Company were awarded non-qualified stock options to purchase a total of 132,000 shares of Common Stock.
      CEO Compensation. Generally, Mr. von Rickenbach, the Company’s Chairman of the Board and Chief Executive Officer, may participate in the same compensation programs that are available to the Company’s other executive officers and his compensation is reviewed annually in accordance with the policies applicable to other executive officers as described above. Mr. von Rickenbach’s compensation is subject to the terms of his employment agreement with the Company. The current rate of compensation for Mr. von Rickenbach under this agreement is $465,750 for an annual salary, with a bonus target of $279,450. Mr. von Rickenbach was not paid any bonus for fiscal year 2005.

      As described above, during fiscal year 2005, Mr. von Rickenbach was granted stock options to purchase 40,000 shares of Common Stock at a price of $19.62 per share. The exercise price was equal to the fair market value of such stock on the date of grant. All of the options were non-qualified options and vest in equal increments over a four year period commencing on the first anniversary of the date of grant.
      Deductibility of Executive Compensation. In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and it is the Committees’ present intention that, for so long as it is consistent with the Company’s overall compensation objective, executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.
      No member of the Compensation Committee is currently, or was at any time during the past three years, an officer or employee of the Company or any of its subsidiaries. The members of the Compensation Committee are currently Dr. Fortune, who serves as the Chairman, and Messrs. Eagle, Love and Okun. Through September 2004, the Compensation Committee consisted of Messrs. Fortune, Love and Okun, each of whom was a non-employee Director. Mr. Eagle, whom is a non-employee Director, was appointed to the Compensation Committee effective September 2004, and did not participate in determining executive compensation levels or stock option grants prior to September 2004.

Respectfully submitted by the Compensation Committee:

Patrick J. Fortune, Chairman
A. Joseph Eagle
Richard L. Love
Serge Okun

STOCK PERFORMANCE GRAPH
      The Company’s Common Stock is listed for trading on the Nasdaq National Market under the symbol “PRXL”. The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Company’s Common Stock for the period from June 30, 2000 through June 30, 2005, with the cumulative total return of the Nasdaq U.S. Stock Index and the Nasdaq Health Services Index over the same period. The comparison assumes $100 was invested on June 30, 2000 in the Company’s Common Stock, in the Nasdaq U.S. Stock Index and in the Nasdaq Health Services Index and assumes reinvestment of dividends, if any.

	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2000	2001	2002	2003	2004	2005

PAREXEL International Corporation	$100.00	$203.91	$145.46	$145.88	$207.05	$207.26
Nasdaq U.S. Stock Index	100.00	54.30	36.99	41.07	51.76	52.32
Nasdaq Health Services Index	100.00	142.70	140.13	147.52	219.04	276.79
      The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from The Nasdaq Stock Market, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

PROPOSAL 2
APPROVAL OF THE 2005 STOCK INCENTIVE PLAN
      On September 27, 2005, the Board of Directors of the Company adopted, subject to stockholder approval, the 2005 Stock Incentive Plan (the “2005 Plan”). Under the 2005 Plan, the Company may issue up to 1,000,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) pursuant to awards granted under the 2005 Plan. Following stockholder approval of the 2005 Plan, the Company will grant options and issue other securities to employees, directors and consultants under the 2005 Plan.
      As of October 21, 2005, the following amounts of the Company’s Common Stock remained available for future option grants: the Company’s 2001 Stock Incentive Plan, 518,360 shares; and the Company’s 1998 Non-Qualified, Non-Officer Stock Option Plan, 11,607 shares. The Company’s 1995 Stock Plan expired on September 13, 2005. A favorable vote of the holders of at least a majority of the outstanding shares of Common Stock present or represented and voting at the Meeting is required for approval of the Plan. The Board believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board believes adoption of the 2005 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2005 Plan and the reservation of 1,000,000 shares of Common Stock for issuance thereunder.
Description of the 2005 Plan
      The following is a brief summary of the 2005 Plan, a copy of which is attached as Exhibit A to this proxy statement.
Types of Awards
      The 2005 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).
      Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price that is less than the fair market value of the Common Stock on the date of grant, as determined by (or in a manner approved by) the Board of Directors. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 2005 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or, subject to conditions, in connection with a “cashless exercise”, through a broker, (ii) subject to certain conditions surrender to the Company of shares of Common Stock, (iii) subject to certain conditions, delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.
      Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock, or cash, or a combination thereof, determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with a stock option.
      Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.
      Restricted Stock Unit Awards. Restricted Stock Unit Awards entitle the recipient to receive shares of Common Stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board.
      Other Stock-Based Awards. Under the 2005 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of Awards entitling recipients to receive shares of Common Stock to be delivered in the future.
      Performance Conditions. A committee of the Board, all of the members of which are outside directors as defined in Section 162(m) of the Code (the “Section 162(m) Committee”), may determine, at the time of grant, that a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award granted to a 2005 Plan participant will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: (a) earnings, (b) revenues, (c) expenses, (d) stock price, (e) achievement of balance sheet or income statement objectives, (f) cash flow or (g) backlog. These performance measures may be absolute in their terms or measured against or in relation to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (x) may vary by participant and may be different for different Awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Section 162(m) Committee; and (z) will be set by the Section 162(m) Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

      The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.
Transferability of Awards
      Except as the Board may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.
Eligibility to Receive Awards
      Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2005 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.
Plan Benefits
      The granting of Awards under the Plan is discretionary and the individuals who may become participants and receive Awards under the Plan, and the number of shares they may acquire, are not determinable. The Company had approximately 5,140 employees on June 30, 2005. No Awards have been made under the Plan to date. On October 21, 2005, the last reported sale price of the Company Common Stock on the Nasdaq National Market was $21.04.
Administration
      The 2005 Plan is administered by the Board. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2005 Plan, and to interpret the provisions of the 2005 Plan. Pursuant to the terms of the 2005 Plan, the Board may delegate authority under the 2005 Plan to one or more committees or subcommittees of the Board. The Board has authorized the Compensation Committee of the Board to administer certain aspects of the 2005 Plan, including the granting of options to executive officers. All references herein to the Board shall be deemed to include the Compensation Committee and any other committee or person designated by the Board to act on its behalf under the 2005 Plan.
      Subject to any applicable limitations contained in the 2005 Plan, the Board selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Common Stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of Common Stock subject to any SAR, Restricted Stock Award, Restricted Stock

Unit Award or Other Stock-Based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.
      Further, unless approved by the Company’s stockholders, (i) no outstanding option granted under the 2005 Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option and (ii) the Board may not cancel any outstanding option under any of the Company’s equity incentive plans and grant in substitution therefor new Awards under the 2005 Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.
      No option granted under the 2005 Plan shall contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.
      The Board is required to make appropriate adjustments in connection with the 2005 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2005 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as:

•	any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled;

•	any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

•	any liquidation or dissolution of the Company.
In connection with a Reorganization Event, the Board will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines:

•	provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•	upon written notice, provide that all unexercised options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice;

•	provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event;

•	in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards;

•	provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof); and

•	any combination of the foregoing.

      Except as otherwise provided in the 2005 Plan, the Board may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
      If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2005 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. Further, shares of Common Stock tendered to the Company by a participant to exercise an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the 2005 Plan.
Substitute Options
      In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2005 Plan.
Provisions for Foreign Participants
      The Board may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2005 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
Amendment or Termination
      No Award may be made under the Plan after September 27, 2015, but Awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the 2005 Plan, subject to stockholder approval under any applicable legal, regulatory or listing requirement.
      If Stockholders do not approve the adoption of the 2005 Plan, the 2005 Plan will not go into effect, and the Company will not grant any Awards under the 2005 Plan.

Federal Income Tax Consequences
      The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2005 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board of Directors, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.
Incentive Stock Options
      A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
      A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Nonstatutory Stock Options
      A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights
      A participant will not have income upon the grant of a Stock Appreciation Right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Awards
      A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Units
      A participant will not have income upon the grant of a Restricted Stock Unit. A participant is not permitted to make a Section 83(b) election with respect to a Restricted Stock Unit Award. When the Restricted Stock Unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Other Stock-Based Awards
      The tax consequences associated with any Other Stock-Based Award granted under the 2005 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company
      There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE APPROVING THE 2005 PLAN.
PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
      The Audit and Finance Committee has selected the firm of Ernst & Young LLP (“E&Y”) as its independent registered public accounting firm for the fiscal year ending June 30, 2006. E&Y has served as the Company’s independent registered public accounting firm since 2002.
      The Board recommends a vote FOR ratification of the selection of E&Y to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006. The ratification of this selection is not required under the laws of the Commonwealth of Massachusetts, where the Company is incorporated, but the results of this vote will be considered by the Audit and Finance Committee in selecting the Company’s independent registered public accounting firm for future fiscal years.
      Representatives of E&Y are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE RATIFYING THE SELECTION OF ERNST & YOUNG LLP.
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Fees
      The aggregate fees billed to the Company by E&Y for professional services for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2004 and 2005, audit of management’s assessment of the Company’s internal control over financial reporting for the fiscal year ended June 30, 2005, and review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q in fiscal years 2004 and 2005, was approximately $1,183,000 and $2,609,000, respectively. All of these fees were approved by the Audit and Finance Committee.

Audit Related Fees
      The aggregate fees billed by E&Y for assurance and related services that were reasonably related to the audit or review of the Company’s financial statements for the fiscal years ended June 30, 2004 and 2005, and which are not included in the amounts disclosed above under the caption “Audit Fees,” were $12,000 and $16,500, respectively. These fees related to the audit of the Company’s employee benefits plans. All of these fees were approved by the Audit and Finance Committee.
Tax Fees
      The aggregate fees billed by E&Y for tax services for the fiscal year ended June 30, 2004 were $336,000. Of this total, $157,000 was for domestic and international tax compliance services and $179,000 was for domestic and international tax planning and advice. The aggregate fees billed by E&Y for tax services for the fiscal year ended June 30, 2005 were $485,000. Of this total, $266,000 was for domestic and international tax compliance services and $219,000 was for domestic and international tax planning and advice. All of these fees were approved by the Audit and Finance Committee.
All Other Fees
      There were no other fees billed to the Company by E&Y for services other than Audit Fees, Audit Related Fees and Tax Fees described above for fiscal years 2004 and 2005.
Pre-Approval Policies and Procedures
      The Audit and Finance Committee has considered whether the provision of non-audit services to the Company by E&Y is compatible with maintaining E&Y’s independence.
      The Audit and Finance Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit and Finance Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
      From time to time, the Audit and Finance Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
      The Audit and Finance Committee has also delegated to the chairman of the Audit and Finance Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by a member of the Audit and Finance Committee pursuant to this delegated authority is reported on at the next meeting of the Audit and Finance Committee.

EQUITY COMPENSATION PLAN INFORMATION
      The following table gives information about PAREXEL Common Stock that may be issued upon the exercise of options and rights under all of its existing equity compensation plans as of June 30, 2005, including PAREXEL’s 1995 Plan, 1998 Non-Qualified, Non-Officer Stock Option Plan (“1998 Plan”), 2000 Employee Stock Purchase Plan and 2001 Stock Incentive Plan.
      As of October 21, 2005, there were 3,235,529 shares subject to issuance upon exercise of outstanding options or awards under all of our equity compensation plans referred to in the table below (excluding the 2000 Employee Stock Purchase Plan), at a weighted average exercise price of $17.27, and with a weighted average remaining life of 4.70 years. As of October 21, 2005, there were 529,967 shares available for future issuance under those plans. The Company’s 1995 Stock Plan expired on September 13, 2005.

		Weighted-	Number of Securities
		Average Exercise	Remaining Available for
		Price of	Future Issuance Under
	Number of Securities to	Outstanding	Equity Compensation
	be Issued Upon Exercise	Options,	Plans (Excluding
	of Outstanding Options,	Warrants and	Securities Reflected in
Plan Category	Warrants and Rights	Rights	Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,383,591	$16.71	1,478,153	(1)
Equity compensation plans not approved by security holders(2)	709,603	$15.90	210,407

Total	3,093,194		1,688,560	(1)

(1)	Includes 599,006 shares that may be issued pursuant to the Company’s 2000 Employee Stock Purchase Plan.

(2)	Includes the 1998 Plan, which is discussed below.
The 1998 Plan
      As of June 30, 2005, PAREXEL had reserved 920,010 shares of Common Stock for issuance under the 1998 Plan. The 1998 Plan provides for the granting of nonqualified stock options to non-officer employees at the fair market value of Common Stock on the grant date as determined under the provisions of the 1998 Plan. Options under the 1998 Plan expire in eight years from the date of grant and vest at dates ranging from the issuance date to five years. As of June 30, 2005, approximately 709,603 shares are reserved for issuance upon exercise of outstanding options and approximately 210,407 shares are available for grant under the 1998 Plan. The Company’s 1998 Plan has not been approved by the Company’s stockholders.

OTHER MATTERS
      The Board does not intend to bring any matters before the Meeting other than those specifically set forth in the Notice of Annual Meeting and it knows of no matters to be brought before the Meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you write or call the Company at the following address or phone number: 200 West Street, Waltham, Massachusetts, 02451, Attention: Investor Relations; 781-434-4118. If you wish to receive separate copies of the Company’s Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.
STOCKHOLDER PROPOSALS AND COMMUNICATIONS
      Under SEC rules, proposals of stockholders intended for inclusion in the Proxy Statement and form of proxy to be furnished to all stockholders entitled to vote at the Company’s 2006 Annual Meeting of Stockholders must be received at the Company’s principal executive offices not later than June 30, 2006.
      If a stockholder of the Company wishes to present a proposal before the Company’s 2006 Annual Meeting of Stockholders but has not complied with the requirements for inclusion of such proposal in the Proxy Statement under SEC rules, such stockholder must give written notice of such proposal to the Company not less than 60 and not more than 90 days prior to the scheduled meeting. However, if the meeting is either a special meeting in lieu of an annual meeting of stockholders to be held prior to the date specified in the by-laws or is a special meeting and less than 70 days’ notice is given of the date of the meeting, a stockholder will have 10 days from the earlier of (a) the date on which notice of such meeting was mailed or (b) the date that public disclosure was made of such meeting date in which to give such notice. The notice from the stockholder must describe the proposed business to be brought before the meeting and include information about the stockholder making the proposal, any beneficial owner on whose behalf the proposal is made, and any other stockholder known to be supporting the proposal. If a stockholder fails to provide timely notice of a proposal to be presented at the 2006 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal. If a stockholder makes a timely notification, the persons named in the proxy may still exercise discretionary authority under circumstances consistent with the SEC’s proxy rules.

      Stockholders may send any communications regarding Company business, including stockholder proposals, to the Board or any individual Director in care of the Secretary of the Company at our principal executive offices located at 200 West Street, Waltham, Massachusetts 02451. The Company suggests any communications should be sent by certified mail return receipt requested. The Secretary will forward all such communications to the addressee. The Nominating and Corporate Governance Committee of the Board, together with the Company’s management and legal counsel, will evaluate any stockholder proposal submitted to the Company in connection with any meeting of stockholders, and shall recommend to the Board the appropriate response to such proposal. The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the charters of the committees of the Board, the Presiding Director, shall, subject to advice and assistance from the General Counsel of the Company, (1) be primarily responsible for monitoring communications from stockholders and other interested parties, and (2) provide copies or summaries of such communications to the other Directors as he or she considers appropriate. Communications may be forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that the Presiding Director considers to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.
EXPENSES AND SOLICITATION
      The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by the Company’s officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. In addition, the Company has engaged the services of Strategic Stock Surveillance, LLC to assist in the solicitation of proxies for a fee not to exceed $7,500, plus out of pocket expenses.
October 28, 2005
      THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.

Exhibit A
PAREXEL INTERNATIONAL CORPORATION
2005 STOCK INCENTIVE PLAN

1.	Purpose
      The purpose of this 2005 Stock Incentive Plan (the “Plan”) of PAREXEL International Corporation, a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility
      All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	Administration and Delegation

(a)	Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)	Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.	Stock Available for Awards

(a)	Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 1,000,000 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)	Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1)	Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

5.	Stock Options

(a)	General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b)	Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of PAREXEL International Corporation, any of PAREXEL International Corporations’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 10(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c)	Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the Fair Market Value (as defined below) at the time the Option is granted.

(d)	Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

(e)	Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f)	Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)	in cash or by check, payable to the order of the Company;

(2)	except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)	when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)	to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board or (ii) payment of such other lawful consideration as the Board may determine; or

(5)	by any combination of the above permitted forms of payment.

(g)	Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

(h)	Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

(i)	No Reload Rights. No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

6.	Stock Appreciation Rights.

(a)	General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b)	Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(c)	Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.	Restricted Stock; Restricted Stock Units.

(a)	General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b)	Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c)	Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d)	Limitations on Vesting.

(1)	Restricted Stock Awards that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 33 1/3% vested prior to the second anniversary of the date of grant, and no more than 66 2/3% vested prior to the third anniversary of the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant. This subsection 7(d)(1) shall not apply to (A) Awards granted pursuant to Section 10(i) or (B) to a maximum of 50,000 shares of Common Stock with respect to which Restricted Stock Awards may be granted.

(2)	Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

8.	Other Stock-Based Awards.
      Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events.

(a)	Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities and exercise price per share of each outstanding Option, (iii) the share- and per-share provisions of each Stock Appreciation Right, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award and (v) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

(b)	Reorganization Events.

(1)	Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2)	Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full, and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

      For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
      To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.

(3)	Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganiza-

tion Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.	General Provisions Applicable to Awards

(a)	Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)	Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)	Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)	Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)	Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)	Amendment of Award. Except as otherwise provided in Section 5(h), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g)	Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)	Acceleration. Except as otherwise provided in Section 7(d), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i)	Performance Conditions.

(1)	This Section 10(i) shall be administered by a Committee (the “Section 162(m) Committee”) approved by the Board, all of the members of which are “outside directors” as defined by Section 162(m).

(2)	Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines, at the time a Restricted Stock Award or Other Stock Unit Award is granted to a Participant, that such Participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 10(i) is applicable to such Award.

(3)	If a Restricted Stock Award or Other Stock Unit Award is subject to this Section 10(i), then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings, (b) revenues, (c) expenses, (d) stock price, (e) achievement of balance sheet or income statement objectives, (f) total shareholder return, (g) cash flow, or (h) backlog, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Section 162(m) Committee; and (iii) shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4)	Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Unit Award that is subject to this Section 10(i), the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(5)	The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(i) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

11.	Miscellaneous

(a)	No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)	No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)	Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d)	Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any required stockholder approval under any applicable legal, regulatory or listing requirement.

(e)	Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f)	Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(g)	Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

PXC-PS-05

PAREXEL INTERNATIONAL
CORPORATION
C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694

[PXCCM — PAREXEL INTERNATIONAL CORPORATION] [FILE NAME: ZPXC51.ELX] [VERSION — (3)] [10/11/05] [orig. 08/25/05]

DETACH HERE	ZPXC51

☒
Please mark
votes as in
this example.
#PXC

1.	To elect two (2) Class I Directors to each serve for a term continuing until the annual meeting of stockholders in 2008 and until his successor is duly elected & qualified.
Nominees:
(01) Patrick J. Fortune, (02) William U. Parfet

FOR	WITHHELD
☐	☐

☐

For all nominee(s) except as written above

		FOR	AGAINST	ABSTAIN
2.	To approve the PAREXEL International Corporation 2005 Stock Incentive Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐
THIS PROXY SHOULD BE DATED AND SIGNED BY THE
STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHALL SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

Signature:	Date:	Signature:	Date:

[PXCCM — PAREXEL INTERNATIONAL CORPORATION] [FILE NAME: ZPXC52.ELX] [VERSION — (2)] [10/20/05] [orig. 08/25/05]

DETACH HERE	ZPXC52
PROXY
PAREXEL INTERNATIONAL CORPORATION
PROXY FOR 2005 ANNUAL MEETING OF STOCKHOLDERS — December 15, 2005
SOLICITED BY THE BOARD OF DIRECTORS
The undersigned Stockholder of PAREXEL International Corporation, a Massachusetts corporation, revoking all prior proxies, hereby appoints James F. Winschel, Jr. and Susan H. Alexander and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of PAREXEL International Corporation which the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders of the Company to be held at the Museum of Our National Heritage, 33 Marrett Road, Lexington, Massachusetts on December 15, 2005 at 2:30 p.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 28, 2005, a copy of which has been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

SEE REVERSE
SIDE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE